                           Registration No. 333-54996
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION


                                AMENDMENT NO. 1
                                       TO
                                   FORM SB-2
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                            PALOMAR ENTERPRISES, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

        NEVADA                              4581                 88-0470235
        ------                              ----                 ----------
(STATE OR OTHER JURISDICTION OF           (PRIMARY             (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)           SIC NUMBER)          IDENTIFICATION NO.)

10264 CAMINO RUIZ #75, SAN DIEGO, CA 92126                       619-692-2590
------------------------------------------                       ------------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                         (TELEPHONE)

Terry Westergard
10264 Camino Ruiz #75, San Diego, CA 92126                       619-692-2590
------------------------------------------                       ------------
(NAME & ADDRESS OF AGENT FOR SERVICE)                            (TELEPHONE)

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
Title of Each                       Proposed       Proposed
Class of                            Maximum        Maximum
Securities                          Offering       Aggregate     Amount of
to be          Amount to be         Price          Offering      Registration
Registered     Registered           Per Unit (1)   Price (2)     Fee
--------------------------------------------------------------------------------
Common         4,640,000            $0.10          $464,000      $116.00

(1)     Based on the price paid per share by the selling shareholders.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS

                            PALOMAR ENTERPRISES, INC.
                                4,640,000 SHARES
                                  COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. SEE SECTION ENTITLED "RISK FACTORS" ON PAGE 5.

Neither the Securities Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is: April 14, 2001

                                TABLE OF CONTENTS

Summary ......................................................................       4
Offering .....................................................................       4
Risk Factors .................................................................       5
Forward Looking Statements ...................................................       7
Use of Proceeds ..............................................................       8
Determination of Offering Price ..............................................       8
Dilution .....................................................................       8
Dividend Policy ..............................................................       8
Selling Shareholders .........................................................       8
Plan of Distribution .........................................................      10
Legal Proceedings ............................................................      12
Directors, Executive Officers, Promoters and Control Persons .................      12
Security Ownership of Certain Beneficial Owners and Management ...............      14
Description of Securities ....................................................      15
Interest of Named Experts and Counsel ........................................      15
Legal Matters ................................................................      16
Disclosure of Commission Position for Securities Act Liabilities .............      16
Organization within Last Five Years ..........................................      16
Description of Business ......................................................      16
Plan of Operation ............................................................      23
Description of Property ......................................................      24
Certain Relationships and Related Transactions ...............................      25
Market for Common Equity and Related Stockholder Matters .....................      25
Executive Compensation .......................................................      25
Financial Statements .........................................................      27
Changes in and Disagreements with Accountants on Accounting Control and
Financial Disclosure .........................................................      27
Available Information ........................................................      28

                                     SUMMARY

Palomar Enterprises, Inc. was incorporated in Nevada on March 10, 1999 for the purpose of developing an aircraft service company for private aircraft owners that would offer on- site preventative maintenance and repair services.

We received our initial funding of $5,800 through the sale of common stock to investors from the period of approximately August 1, 2000 until September 30, 2000. We offered and sold 58,000 common stock shares at $0.10 per share to non-affiliated private investors. From inception until the date of this filing, we have had no material operating activities. Our audited financial statements for the three months ended March 31, 2001 report no revenues and a net loss of $1,979. Our audited financial statements for the year ended December 31, 2000 report no revenues and a net loss of $6,306.


                                    OFFERING

Securities Being Offered            Up to 4,640,000 shares of common stock.

Securities Issued
And to be Issued                    9,440,000 shares of common stock were issued
                                    and outstanding as of the date of this
                                    prospectus.

Use of Proceeds                     We will not receive any proceeds from the
                                    sale of the common stock by the selling
                                    shareholders. See section entitled
                                    "Use of Proceeds".

                                  RISK FACTORS

Investors in Palomar should be particularly aware of the inherent risks associated with our business plan. As of the date of this filing, management is aware of the following material risks:

WE ARE IN THE DEVELOPMENT STAGE OF OUR BUSINESS. PALOMAR HAS NO OPERATING HISTORY, NO MATERIAL CURRENT OPERATIONS, AND NO PROFITS. AT THIS STAGE OF OUR BUSINESS PLAN, EVEN WITH OUR GOOD FAITH EFFORTS, OUR SHAREHOLDERS ARE ACCEPTING A HIGH PROBABILITY OF LOSING THEIR INVESTMENT.

        While we fully intend to meet our goals per our business plan, our plan may not work. In such a scenario, we could remain as a start-up company with no material operations, revenues, or profits. Although management has been successful in planning and operating other aircraft businesses and believes their plan for Palomar will generate revenue and profit, there is no guarantee their past experiences will provide Palomar with similar future successes.


OUR BUSINESS STRATEGY REQUIRES US TO RAISE FUNDS OF $2,000,000 THROUGH A PRIVATE PLACEMENT. WITHOUT FUNDING, WE COULD REMAIN AS A START-UP COMPANY WITH NO MATERIAL OPERATIONS, REVENUES, OR PROFITS.

        We require new funding of $2,000,000 in order to implement our business plan. There can be no assurance that our planned private placement will be successful. Without this new funding, we may be only partially successful or completely unsuccessful in implementing our business plan, and our shareholders may lose part or all of their investment.


THE ISSUANCE OF SHARES THROUGH A PROPOSED FUTURE PRIVATE PLACEMENT MAY INCREASE THE PER SHARE VALUE OF SHARES FOR ALL EXISTING SHAREHOLDERS, AND DILUTE THE PER SHARE VALUE OF SHARES PURCHASED BY NEW SHAREHOLDERS.

        Should the company be successful in its plans to raise funds of $2,000,000 through a private placement at a per share cost that exceeds what existing shareholders paid for their shares, existing shareholders would then experience an increase in their per share value, while new shareholders would experience a dilution of their per share value.

OUR COMPETITORS ARE WELL-ESTABLISHED AND HAVE SUBSTANTIALLY GREATER FINANCIAL, MARKETING, PERSONNEL AND OTHER RESOURCES THAN WE DO. SHOULD WE BE UNABLE TO ACHIEVE ENOUGH CUSTOMER MARKET SHARE IN OUR INDUSTRY, WE MAY EXPERIENCE LESS REVENUE THAN ANTICIPATED AND A SIGNIFICANT REDUCTION IN OUR PROFIT.

        We plan to capitalize on our management's contacts in the aircraft maintenance field. While we believe we will be able to successfully compete against other similar companies, there is no assurance we will be successful in attracting enough aircraft owners to be a competitive force in our industry.


THE CURRENT OFFICERS, ANTHONY WISER AND TERRY WESTERGARD, ARE THE SOLE OFFICERS AND DIRECTORS OF PALOMAR, AND AT THE SAME TIME, THEY ARE INVOLVED IN OTHER BUSINESS ACTIVITIES. PALOMAR'S NEEDS FOR THEIR TIME AND SERVICES COULD CONFLICT WITH THEIR OTHER BUSINESS ACTIVITIES. THIS POSSIBLE CONFLICT OF INTEREST COULD RESULT IN THEIR INABILITY TO PROPERLY MANAGE PALOMAR'S AFFAIRS, RESULTING IN PALOMAR REMAINING A START-UP COMPANY WITH NO MATERIAL OPERATIONS, REVENUES, OR PROFITS.

        Palomar and its officers and directors have not formally adopted any plan to resolve potential or actual conflicts of interest that exist or that may arise. Investors should be aware that our business plan is currently completely dependent upon the performance of our existing officers and directors. Even with adequate funding for Palomar, there can be no assurance that our officers and directors will choose to work for our company.


THERE IS NO CURRENT PUBLIC MARKET FOR PALOMAR'S SECURITIES. WE HAVE NO CURRENT PUBLIC OFFERING AND NO PROPOSED PUBLIC OFFERING OF OUR EQUITY. AS OUR STOCK IS NOT PUBLICALLY TRADED, INVESTORS SHOULD BE AWARE THEY PROBABLY WILL BE UNABLE TO SELL THEIR SHARES AND THEIR INVESTMENT IN OUR SECURITIES IS NOT LIQUID.

        We plan to file for trading on the OTC Electronic Bulletin Board. While this could create liquidity for our shareholders through public trading by securities dealers, we do not know when we will be able to file for trading. There is no guarantee of trading volume or trading price levels sufficient for investors to sell their stock, recover their investment in our stock, or profit from the sale of their stock.

IF PALOMAR BECOMES LISTED FOR TRADING ON THE OTC ELECTRONIC BULLETIN BOARD THE TRADING IN PALOMAR'S SHARES MAY BE REGULATED BY SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A "PENNY STOCK."

        The Securities and Exchange Commission Rule 15g-9 establishes the definition of a "penny stock", for the purposes relevant to Palomar, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person's account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (a) obtain financial information and investment experience objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

        The effective result of this Rule 15g-9, is that if the share price is below $ 5.00 there will be less purchasers qualified by their brokers to purchase shares of Palomar, and therefore a less liquid market for the securities.



                           FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the "Risk Factors" section and elsewhere in this prospectus.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.


                         DETERMINATION OF OFFERING PRICE

We will not determine the offering price of the common stock. The offering price will be determined by market factors and the independent decisions of the selling shareholders.


                                    DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly there will be no dilution to our existing shareholders.


                                 DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of the business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.


                              SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 4,640,000 shares of common stock offered through this prospectus. The shares include the following:

1. 58,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration pursuant to
        Section 4(2) of the Securities Act of 1933 and completed on September 30, 2000; and

2. 4,582,000 shares of our common stock that the selling shareholders received pursuant to an 80 for 1 forward stock split executed November 30, 2000.

The following table provides as of January 29, 2001, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.      The number of shares owned by each prior to this offering;

2.      The total number of shares that are to be offered for each;

3. The total number of shares that will be owned by each upon completion of the offering;

4.      The percentage owned by each; and

5. The identity of the beneficial holder of any entity that owns the shares.

To the best of our knowledge, the named parties in the table that follows are the beneficial owners and have the sole voting and investment power over all shares or rights to the shares reported. In addition, the table assumes that the selling shareholders do not sell shares of common stock not being offered through this prospectus and do not purchase additional shares of common stock. The column reporting the percentage owned upon completion assumes that all shares offered are sold, and is calculated based on 9,440,000 shares outstanding on January 29, 2001.

                           Shares          Total of            Total            Percent
                         Owned Prior        Shares             Shares            Owned
Name of                    To This         Offered              After            After
Selling Shareholder       Offering         For Sale           Offering          Offering
-------------------      -----------       --------           --------          --------
Anton Anderson              80,000           80,000                0                0
John Batliner              320,000          320,000                0                0
Brian Belknap              160,000          160,000                0                0
Luciann Borja               80,000           80,000                0                0
David Bounds                80,000           80,000                0                0
Serena Boyd                 80,000           80,000                0                0
Daniel Costello             80,000           80,000                0                0
William Crawford            80,000           80,000                0                0
Theodore Daniels            80,000           80,000                0                0
Tim Griffin                 80,000           80,000                0                0
Adolph Guerrero             80,000           80,000                0                0
Daniel Heavlin              80,000           80,000                0                0
Mary Heavlin               160,000          160,000                0                0
Tracy Heida                 80,000           80,000                0                0
William Howe                80,000           80,000                0                0
Nichole Hudson             320,000          320,000                0                0
David Hurley                80,000           80,000                0                0
Diane Judd-Wade             80,000           80,000                0                0
Darlene Kreischer           80,000           80,000                0                0
Ray Kruger                  80,000           80,000                0                0
Jaime Lara                  80,000           80,000                0                0

Jill Ann Lewis               160,000          160,000                0                0
Susan McGarry                 80,000           80,000                0                0
Ivette Keris Meade            80,000           80,000                0                0
John Neel                     80,000           80,000                0                0
Sean Nevett                  320,000          320,000                0                0
Leslie O'Keefe               160,000          160,000                0                0
Kurt  Pierson                 80,000           80,000                0                0
Robert Ransom                 80,000           80,000                0                0
Gerrie Rikert                 80,000           80,000                0                0
Elizabeth Schier              80,000           80,000                0                0
Rosemary Shaber               80,000           80,000                0                0
James Shafer                  80,000           80,000                0                0
Maureen  Sipple               80,000           80,000                0                0
Garry Smith                   80,000           80,000                0                0
Andrew Stamets                80,000           80,000                0                0
Margaret Sturtevant           80,000           80,000                0                0
Toshiaki Tochikawa            80,000           80,000                0                0
Sharon Thompson               80,000           80,000                0                0
Lillian Volkening             80,000           80,000                0                0
Derek Jay Wiersma             80,000           80,000                0                0
Linda Woodring                80,000           80,000                0                0
Traci Woolley                 80,000           80,000                0                0

To our knowledge, none of the selling shareholders:

1. Has had a material relationship with Palomar Enterprises other than as a shareholder as noted above at any time within the past three years; or

2.      Has ever been an officer or director of Palomar Enterprises.


                              PLAN OF DISTRIBUTION

The selling shareholders have not informed us of how they plan to sell their shares. However, they may sell some or all of their common stock in one or more transactions, including block transactions:

1. on such public markets or exchanges as the common stock may from time to time be trading;

2.      in privately negotiated transactions;

3.      through the writing of options on the common stock;

4.      in short sales; or

5.      in any combination of these methods of distribution.

The sales price to the public may be:

1.      the market price prevailing at the time of sale;

2.      a price related to such prevailing market price; or

3. such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders also may have distributed, or may distribute, shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock, however, will be borne by the selling shareholders or other party selling the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of their common stock. In particular, during times that the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. not engage in any stabilization activities in connection with our common stock;

2. furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3. not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

                                LEGAL PROCEEDINGS

Palomar is not currently involved in any legal proceedings and is not aware of any pending or potential legal actions.


                    DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS,
                               AND CONTROL PERSONS

The directors and officers of Palomar, all of those whose one year terms will expire 3/15/02, or at such a time as their successors shall be elected and qualified are as follows:

Name & Address                      Age     Position      Date First Elected        Term Expires
--------------                      ---     --------      ------------------        ------------
Anthony Wiser                       46      President,           3/15/99             3/15/02
10264 Camino Ruiz #75                       Director
San Diego, CA 92126

Terry Westergard                    45      Secretary            3/15/99             3/15/02
10264 Camino Ruiz #75                       Treasurer,
San Diego, CA 92126                         Director

Each of the foregoing persons may be deemed a "promoter" of Palomar, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the Board of Directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

No executive officer or director of Palomar has been the subject of any order, judgement, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring suspending or otherwise limiting him from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of Palomar has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

No executive officer or director of Palomar is the subject of any pending legal proceedings.


Resumes

Anthony Wiser, President & Director

1991-Current    Self-Employed Aircraft Mechanic specializing in structural fabrication and assembly, installation of assemblies, aerospace welding, electrical and electronic theory/application, hydraulic/pneumatic/fuel/oxygen system assembly, installation and maintenance.

1992-1995       Spacecraft Launch Vehicle Mechanic - Lockheed Martin
                Astronautics Performed layout, assembly, installation, modification, rework and functional check of commercial and military spacecraft launch vehicle parts, assemblies and systems.

1990            Mira Mar College, San Diego CA       Airframe and Powerplant
                                                     License
1986            Grossmont College, La Mesa CA        AA - Aviation Maintenance
                                                     Technology

1981            General Dynamics, San Diego CA       Airborne Welding
                                                     Certification
1974            US Navy, Great Lakes IL              Propulsion Engineering
                                                     Certificate

Terry Westergard, Secretary, Treasurer & Director

2000-Current    Independent Contractor providing bookkeeping and tax services to a variety of business clients in California and Nevada. Clients range in size from $100,000 to $12,000,000 in annual revenues with from 1 to 150 employees.

1993-2000       Paraprofessional - Kemp, Burdick, Hinton & Hall, LC, Certified
                Public Accountants

                Duties included compilation and review of financial statements, design and preparation of spreadsheet workpaper documentation , preparation of individual, partnership, and corporation income tax returns, supervisor of payroll processing and payroll reporting.



                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

The following table sets forth information on the ownership of Palomar's voting securities by officers, directors and major shareholders as well as those who own beneficially more than five percent of our common stock through the most current date - April 14, 2001:


Title Of                                    Amount &                   Percent
Class          Name                     Nature of owner                 Owned
-----          ----                     ---------------                -------
Common         Anthony Wiser                2,400,000                   25.4%

Common         Terry Westergard             2,400,000                   25.4%


Total Shares Owned by Officers
& Directors As a Group                      4,800,000                   50.8%

(a) Mr. Wiser received 30,000 shares of Palomar's common stock on March 28, 2000 for administrative services and services related to the business plan. 2,370,000 shares of Palomar's common stock were issued to him per an 80 for 1 stock split on November 30, 2000.

(b) Ms. Westergard received 30,000 shares of Palomar's common stock on March 28, 2000 for administrative services and services related to the business plan. 2,370,000 shares of Palomar's common stock were issued to her per an 80 for 1 stock split on November 30, 2000.


                            DESCRIPTION OF SECURITIES

Palomar's Certificate of Incorporation authorizes the issuance of 50,000,000 Shares of common stock, .001 par value per share. There is no preferred stock authorized. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the board of directors in its discretion, from funds legally available therefor. In the event of a liquidation, dissolution, or winding up of the company, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares.


                      INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

                                  LEGAL MATTERS

Donald J. Stoecklein, Esq., 402 West Broadway, Suite 400, San Diego, CA 92101, our independent counsel, has provided an opinion on the validity of our common stock.


              DISCLOSURE OF COMMISSION POSITION FOR SECURITIES ACT
                                   LIABILITIES

Palomar's By-Laws allow for the indemnification of the officers and directors in regard to their carrying out the duties of their offices. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or other controlling persons in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.


                       ORGANIZATION WITHIN LAST FIVE YEARS

Palomar was incorporated in Nevada on March 10, 1999. In March of 2000 the board of directors voted to seek capital and began development of the Palomar's business plan. During August and September 2000, we received our initial funding through the sale of common stock to investors.


                             DESCRIPTION OF BUSINESS

ORGANIZATION

Palomar Enterprises, Inc. was incorporated in Nevada on March 10, 1999. From inception to the date of this filing we have had no material operating activities.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There have been no bankruptcy, receivership or similar proceedings.

REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.


PRINCIPAL PRODUCTS OR SERVICES AND THEIR MARKETS

Palomar intends to enter the aircraft inspection and repair business. According to research conducted by Industrial Maintenance & Plant Operation, aircraft maintenance has shifted in focus from overhaul to inspection and repair. Successful aircraft maintenance is a combination of strict scheduling, meticulous documentation, preventative and predictive measures and adherence to FAA regulations. Maintenance programs for new aircraft are developed along with Reliability Centered Maintenance (RCM) plans. RCM is based upon the probability that an item will survive without failure to a specific operating age, under specified operating conditions and under a strict maintenance schedule. Predictive maintenance techniques provide valuable insight into an airplane's long-term health and preventative activities keep it safe and reliable.

In this initial phase of our business, we have developed our business plan and begun the process of registering our securities with the Securities and Exchange Commission in order to make our financial information equally available to investors or other interested parties. In the next phase of our business, we intend to obtain a listing for public trading of our stock on the Over the Counter Electronic Bulletin Board and seek capital of $2,000,000 through the sale of common stock in a private placement. While we believe we have made good faith estimates of Palomar's ability to secure additional capital, there is no guarantee that we will receive sufficient funding to implement any future business plan steps.

Based upon our ability to successfully secure additional funding, our intention is to then become a primary provider of aircraft maintenance and specialty services to private aircraft owners and business aircraft corporate fleet owners. This segment is usually described as the "general aviation aircraft owners" market. Currently, general aviation aircraft owners needing aircraft services and repairs must utilize an aircraft service facility that they trust at their airport or fly their aircraft, when possible, to a service facility at a larger airport. In management's dealings with general aircraft owners, the owners seek quality service, fast analysis of any problems, timely completion of required service and repair, and a minimum use of the owner's time in the complete process of moving the aircraft, analyzing service problems, and performing maintenance. We will offer general aviation aircraft owners a new concept of complete aircraft maintenance and repair services. We intend to utilize mobile service trucks that will provide the maintenance and repair services directly to the tie-down or hanger location of the aircraft. Management believes the company's proposed on-site service solution will eliminate the inconvenience and extended aircraft down time periods most general aviation aircraft owners experience currently at aircraft maintenance facilities. We are familiar with the costs and pricing of aircraft maintenance in Southwestern states. We intend to establish our prices at or slightly above prevailing rates while emphasizing the time savings and convenience of our services to aircraft owners.

We plan to offer on-site services that will include the following "Federal Aviation Regulation 43" repair and maintenance items:

        Routine Maintenance: Oil/Filter Change, Fuel Filter Service, Lubrication, Hydraulic Fluid Top-Off, Multi-point Equipment Check, Engine Compartment De-cowl for Visual Inspection

        Supplemental Engine/Drive Service Options: Pressurization and Air Conditioning Service, Precision Fuel Calibration, Avionics(electrical and electronic aviation devices) Installation/Upgrade/Service, Corrosion Protection Treatment, Touch-Up Painting

        Service Options: Pressure Cleaning, Detailing, Storage Prep, Fire Extinguisher Check/Replacement

        Annual and 100-Hour Inspections to include inspection of the following for poor condition, improper installation, apparent defects, unsatisfactory operation or breakage (per Federal Aviation Regulation 43, Appendix D) :

                Fuselage and Hull Group              Radio Group
                Cabin & Cockpit Group                Engine & Nacelle Group
                Landing Gear Group                   Empennage (tail) Assembly
                Wing & Center Section Assembly       Propeller Group

Scheduled coordination of maintenance, interior, paint and avionics must be precise. Our planned aircraft inspections would begin with a thorough review of the aircraft records, assisting the aircraft owner in understanding the history and inspection status of the aircraft and the available options. The service and maintenance requirements of the aircraft industry are highly specialized and require a commitment to the environment as well as the aircraft owner. We plan to utilize high quality high-pressure hoses to extract waste fluids. Multiple adapters such as metering guns would then be used to fill the engine or tanks. The proposed utilization of advanced systems and engineering design would provide an environmentally safe and efficient way of handling hazardous fluids on- site.

Management has not undertaken any studies or research to ascertain market demand for the company's proposed maintenance services. However, management is personally aware of general aviation owner maintenance needs in the specific market locations it intends to enter. The first three markets we intend to service are the San Diego, Orange County and Los Angeles areas which have a large concentration of small aircraft owners. Our business plan targets the following airports in our initial three markets:

        San Diego - Montgomery Field, Gillespie Field, McClellen-Palomar

        Orange County - John Wayne, Fullerton

        Los Angeles - Burbank, Long Beach, Santa Monica


Based upon management's experience in the aircraft industry, the size and nature of the market is diverse and continues to grow at a steady rate. According to aircraft registration records 12% of the 234,213 fixed wing, single-engine aircraft in the U.S. are located in California and 15% of the 51,019 fixed wing, multi-engine aircraft are in California. The ownership of these aircraft is comprised of 54% individuals and 31% partnership/corporation.


DISTRIBUTION METHODS OF PRODUCTS OR SERVICES

Palomar intends to offer information on its services to prospective clients on its web site, www.FAR43.com, which will feature available services, contact information and links. It also plans to advertise its web site and services on existing aircraft industry web sites, such as Landings.com and SportFlyer.com, and purchase "banner ads" on the web pages of well-known regional aircraft supply companies. Magazine advertising in such trade publications as "AOPA", "Plane & Pilot", "Flying", and "Aviation Monthly" will also be researched, as well as area aviation show booth rentals and direct distribution of marketing flyers to local airports and flying clubs. We currently have no advertising contracts with any web site or publication.

PLANNED NEW PRODUCT OR SERVICE

Palomar has no new product or service planned or announced to the public.

COMPETITION AND COMPETITIVE POSITION

The size and financial strength of the Palomar's primary competitors, traditional aircraft maintenance and repair companies, Executive Aircraft Services, Inc., Cypress Aviation, Inc. and numerous others located at local airports are substantially greater than those of Palomar. Palomar's competitors have longer operating histories, larger customer bases, and greater brand recognition than we do. We are not aware of any significant barriers to our entry into the aircraft servicing market, however, we at this time have no market share of this market.

INSURANCE

We have not yet acquired any of the necessary insurance coverages typically stipulated with the aviation maintenance industry. Before commencing operations, we will have to secure insurance to cover general aviation liability and, where required, hanger-keeper insurance. These types of policies are typically required by customers. Typical limits for such coverages are $20,000,000 of general aviation liability and $20,000,000 of hanger- keeper insurance, plus customary coverage for other business insurance. Because of the nature of the aviation business, there can be no assurance that such coverage will fully protect us against all losses which we might sustain. Moreover, typical policies carry a very high deductible, which may require the payment of as much as $20,000 for any loss or damage before any insurance claim reimbursements.

SUPPLIERS AND SOURCES OF RAW MATERIALS

Management will rely on their combined experience and knowledge in the aircraft industry. While we have no current contracts with aircraft service suppliers, we are familiar with manufacturers and suppliers such as Aircraft Suppliers Company, Aero Parts & Supply, Inc. and Aviation Parts Communication Network. We feel that availability will not be a problem at any time, since we are aware of over two hundred suppliers of quality aircraft parts and products. We will enter into agreements with manufacturers and suppliers per our business plan after raising capital during the first six months of our business plan.

MANAGEMENT INFORMATION SYSTEMS

We plan to use existing management information software that is currently available from software retailers. These systems include a set of modules that combine the essential elements required for aircraft maintenance tracking such as Reliability Assessment, Maintenance Event Forecasting, Maintenance Event Planning, Maintenance Requirements and Maintenance Procedures. Utilizing the software safely reduces costs, increases operational efficiency and provides easy access to reporting data for aircraft owners, the maintenance technician and regulatory agencies.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

Though we currently have no market share or customers, we do not anticipate dependence on any one or a few major customers. According to aircraft registration records 12% of the 234,213 fixed wing, single-engine aircraft in the U.S. are located in California and 15% of the 51,019 fixed wing, multi-engine aircraft are in California. After two years of marketing in California, Palomar intends to expand into the following aircraft markets: Texas
- 22,500 registered fixed wing single/multi-engine and Florida - 23,000 registered fixed-wing single/multi-engine aircraft.

PATENTS, TRADEMARKS, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS, LABOR
CONTRACTS

Palomar owns its Internet domain name, www.FAR43.com, has setup a preliminary home page and plans to add content to the web site in the fourth quarter of 2001. We have no current plans for any registrations such as patents, other trademarks, copyrights, franchises, concessions, royalty agreements or labor contracts. We will assess the need for any copyright, trademark or patent applications on an ongoing basis.

REQUIREMENTS FOR GOVERNMENT APPROVAL OF PRINCIPAL PRODUCTS OR SERVICES

We are not required to apply for or have any government approval for our products or services. Palomar's repair and maintenance technicians will be required to maintain an FAA certification for airframe and power plant repair. The FAA requires at least 18 months of work experience for each of these certificates. For a combined airframe/power-plant certificate at least 30 months of work experience for each is required.

EFFECT OF GOVERNMENTAL REGULATIONS ON THE COMPANY'S BUSINESS

We will be subject to Federal environmental laws and regulations that relate directly or indirectly to our operations including the National Environmental Policy Act, the Clean Air Act, the Clean Water Act, the Safe Drinking Water Act, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Comprehensive Environmental Response, Compensation and Liability Act, and their implementing regulations, as well as numerous state and local environmental laws. These laws and regulations include: a) controlling the discharge of materials into the environment, b) requiring removal and cleanup under certain circumstances, c) requiring the proper handling and disposal of waste materials, and, d) requirements otherwise relating to the protection of the environment. These laws and regulations have become more stringent in recent years and may, in certain circumstances, assess administrative, civil and criminal penalties and impose "strict liability", rendering a company liable for environmental damage without regard to negligence or fault on the part of the company. Such laws and regulations may expose the company to liability for the conduct of or conditions caused by others or for acts of the company that were in compliance with all applicable laws and regulations at the time such acts were performed. The application of these requirements or the adoption of new requirements could have a material adverse effect on our business. We will conduct our operations in substantial compliance with all applicable environmental laws and regulations.

RESEARCH AND DEVELOPMENT FUNDING DURING THE LAST TWO YEARS

Palomar has not expended funds for research and development costs since inception.

COSTS AND EFFECTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS

We have not expended any funds for compliance with environmental laws and do not anticipate our business plan will encompass any such compliance requirements.

NUMBER OF EMPLOYEES

Palomar's only current employees are its two officers who will devote as much time as the board of directors determines is necessary to manage the affairs of Palomar. The officers intend to work on a full time basis when we raise capital per our business plan. Our business plan calls for hiring nine new full time employees during the next twelve months.

REPORTS TO SECURITY HOLDERS

We provide an annual report that includes our financial information to our shareholders. We will make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-B for a small business issuer under the Securities Exchange Act of 1934. We will became subject to disclosure filing requirements once our SB-2 registration statement becomes effective, including filing Form 10-KSB annually and Form 10-QSB quarterly. In addition, we will file Form 8 and other proxy and information statements from time to time as required. We do not intend to voluntarily file the above reports in the event our obligation to file such reports is suspended under the Exchange Act.

The public may read and copy any materials that we file with the Securities and Exchange Commission, ("SEC"), at the SEC's Public Reference Room at 450 Fifth Street NW, Washington D. C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.


                                PLAN OF OPERATION

Palomar's current cash balance is $3,515. Management believes the current cash balance is sufficient to fund the current minimum level of operations through the third quarter of 2001, however, in order to advance our business plan we must raise capital through the sale of equity securities. To date, we have sold $5,800 in equity securities. Sales of our equity securities have allowed us to maintain a positive cash flow balance.

As of the date of this filing, we have developed our business plan, registered our Internet domain name, and begun the process of registering our securities with the Securities and Exchange Commission in order to make our financial information equally available to investors or other interested parties. We believe we will be able to complete this registration process by June 2001. We then intend to obtain a listing for public trading of our stock on the Over the Counter Electronic Bulletin Board. We believe we will be able to complete that process by September 2001. We then intend to seek capital of $2,000,000 through the sale of common stock in a private placement. We believe we will be able to raise capital of $2,000,000 by March 2002. We then intend to open one service site in Los Angeles, and one in San Diego, California by April 2002. From April 2002 through September 2002, in order to operate both service sites, we intend to expend $60,000 for two manager-service technicians, $120,000 for four service assistants, $25,000 for two office clerical employees, $20,000 for inventory, $200,000 for the purchase and outfitting of four service vehicles, $10,000 for set-up and maintenance of our web site, $125,000 for advertising, $30,000 for one marketing manager, $110,000 for purchase of computers and fixed assets, $30,000 for insurance, and $62,000 for rent and other operating expenses. All of our future business plan steps represent management's goals, not certainties. We intend to rely upon our management's business skills, contacts in the aircraft maintenance field, and knowledge of aircraft maintenance in order to achieve our business plan goals.

We will only be able to continue to advance our business plan after we receive capital funding through the sale of equity securities. After raising capital, we intend to hire employees, rent commercial space in San Diego and Los Angeles, purchase vehicles and equipment, and begin development of its aircraft service operations. We intend to use our equity capital to fund the business plan during the next twelve months as cash flow from sales is not estimated to begin until year two of the business plan. We will face considerable risk in each of our business plan steps, such as difficulty of hiring competent personnel within our budget, longer than anticipated development of our service vehicles, and a shortfall of funding due to our inability to raise capital in the equity securities market. If no funding is received during the next twelve months, we will be forced to rely on existing cash in the bank and funds loaned by the directors and officers. The officers and directors have not, as of the date of this filing, loaned any funds to Palomar. There are no formal commitments or arrangements to advance or loan funds to Palomar or repay any such advances or loans. In such a restricted cash flow scenario, we would be unable to complete our business plan steps, and would, instead, delay all cash intensive activities. Without necessary cash flow, we may be dormant during the next twelve months, or until such time as necessary funds could be raised in the equity securities market.

We have no operating history, no material current operations, and no profit. While we believe we have made good faith estimates of Palomar's ability to secure additional capital, there is no guarantee that we will receive sufficient funding to implement any future business plan steps.

There are no current plans for additional product research and development. We plan to purchase approximately $110,000 in furniture, computers, software during the next twelve months from proceeds of our equity security sales. Our business plan provides for an increase of nine employees during the next twelve months.


                             DESCRIPTION OF PROPERTY

Palomar's principal executive office address is 10264 Camino Ruiz #75, San Diego, CA 92126. The principal executive office and telephone number are provided by Ms. Westergard, an officer of the corporation. The costs associated with the use of the telephone and mailing address were deemed by management to be immaterial as the telephone and mailing address were almost exclusively used by the officer for other business purposes. Management considers our current principal office space arrangement adequate until such time as we achieve our business plan goal of raising capital of $2,000,000 and begin hiring new employees per our business plan.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The principal executive office and telephone number are provided by Ms. Westergard, an officer of the corporation. The costs associated with the use of the telephone and mailing address were deemed by management to be immaterial as the telephone and mailing address were almost exclusively used by the officer for other business purposes.


                MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER
                                     MATTERS

We plan to file for trading on the OTC Electronic Bulletin Board. The OTC Electronic Bulletin Board is a network of security dealers who buy and sell stock. The dealers are connected by a computer network which provides information on current "bids", "asks" and volume.

As of the date of this filing, there is no public market for our securities. There has been no public trading of Palomar's securities, and, therefore, no high and low bid pricing of our securities. As of January 29, 2001, Palomar had 47 shareholders of record. We have paid no cash dividends and have no outstanding options.


                             EXECUTIVE COMPENSATION

Palomar's current officers receive no compensation.

                           Summary Compensation Table

                                              Other
Name &                                        annual       Restricted   Options     LTIP     All other
principle                 Salary    Bonus     compen-        stock        SARs     Payouts    compen-
position           Year     ($)      ($)     sation ($)      awards       ($)        ($)     sation ($)
--------           ----   ------    -----    ----------    ----------   -------    -------   ----------
A Wiser            1999     -0-      -0-        -0-            -0-        -0-        -0-        -0-
President          2000     -0-      -0-        -0-           3,000       -0-        -0-        -0-
T Westergard       1999     -0-      -0-        -0-            -0-        -0-        -0-        -0-
Director           2000     -0-      -0-        -0-           3,000       -0-        -0-        -0-

There are no current employment agreements between Palomar and its executive officers.

The Board agreed to pay Mr. Wiser for administrative services and services related to the business plan 30,000 shares of Palomar's common stock on March 28, 2000. The stock was valued at the price unaffiliated investors paid for stock sold by Palomar, $.10 per share. On November 30, 2000, 2,370,000 shares of Palomar's common stock were issued to him per an 80 for 1 stock split.

The Board agreed to pay Ms. Westergard for administrative services and services related to the business plan 30,000 shares of Palomar's common stock on March 30, 2000. The stock was valued at the price unaffiliated investors paid for stock sold by Palomar, $.10 per share. On November 30, 2000, 2,370,000 shares of the Palomar's common stock were issued to her per an 80 for 1 stock split.

The terms of these stock issuances were as fair to Palomar, in the Board's opinion, as could have been made with an unaffiliated third party.

The officers currently devote an immaterial amount of time to manage the affairs of Palomar. The directors and principal officers have agreed to work with no remuneration until such time as we receive sufficient revenues necessary to provide proper salaries to all officers and compensation for directors' participation. The officers and the Board of Directors have the responsibility to determine the timing of remuneration for key personnel based upon such factors as positive cash flow to include stock sales, product sales, estimated cash expenditures, accounts receivable, accounts payable, notes payable, and a cash balance of not less than $20,000 at each month end. When positive cash flow reaches $20,000 at each month end and appears sustainable the board of directors will readdress compensation for key personnel and enact a plan at that time which will benefit Palomar as a whole. At this time, management cannot accurately estimate when sufficient revenues will occur to implement this compensation, or the exact amount of compensation.

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of the corporation in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the corporation or any of its subsidiaries, if any.

                              FINANCIAL STATEMENTS

The audited financial statements of Palomar for the years ended December 31, 2000 and 1999, and the period ended March 31, 2001, and related notes which are included in this offering have been examined by S.W. Hatfield, CPA, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.


                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                   ACCOUNTING CONTROL AND FINANCIAL DISCLOSURE

On February 19, 2001, Palomar was notified of the death of Barry Friedman, P.C., the company's independent auditor.

During the Company's two most recent fiscal years and the subsequent interim period preceding the death of Mr. Friedman, there were no disagreements between Palomar and Mr. Friedman with respect to any matter of accounting principles or practices, financial statement disclosure or audit scope or procedure. The report on the company's financial statements prepared by Mr. Friedman for either the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

On February 23, 2001, Palomar engaged S. W. Hatfield, CPA as the company's independent auditor to audit the company's financial statements. Neither the company nor anyone on its behalf has consulted S. W. Hatfield, CPA during the two most recent fiscal years regarding any matter for which reporting is required under Regulation S-B, Item 302 (a) (2) (i) or (ii) and the related instructions. The decision to engage S. W. Hatfield, CPA was approved by the Board of Directors.

In the preparation of the financial statements included in this amended filing, the firm of S. W. Hatfield, CPA conducted its own audit of the company since inception and did not rely upon any prior financial statements prepared by Mr. Friedman.

                                     PART II

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Palomar's By-Laws allow for the indemnification of the officers and directors in regard to their carrying out the duties of their offices. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he/she has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145 of the Nevada General Corporation Law.

Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

"1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of any fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys fees, judgements, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgement, order, settlement, conviction, or upon a pleas of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had a reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgement in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under sections 1 and 2, unless ordered by a court or advanced pursuant to section 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

a. By the stockholders;

b. By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

c. If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

d. If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The certificate of articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than director or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

a. Does not include any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 2 or for the advancement of expenses made pursuant to section 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omission involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

b. Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

c. The Company's Articles of Incorporation provides that "the Corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Nevada, as amended from time to time."

As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or persons controlling the company, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable. See section entitled "Disclosure of Commission Position on Indemnification for Securities Act Liabilities".


                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of the offering are denoted below. Please note all amounts are estimates other than the Commission's registration fee.

Securities and Exchange Commission registration fee                     $116
Accounting fees and expenses                                           $2000
Legal fees                                                              $500
Total                                                                  $2616

Palomar will pay all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders.

                     RECENT SALES OF UNREGISTERED SECURITIES

On March 28, 2000, the shareholders authorized the issuance of 30,000 shares of common stock for services to each of the officers and directors of Palomar for a total of 60,000 Rule 144 shares. We relied upon Section 4(2) of Securities Act of 1933 (the "Act"). Palomar issued the shares in satisfaction of management services rendered to officers and directors, which does not constitute a public offering.

From the period of approximately August 1, 2000 until September 30, 2000, we offered and sold 58,000 shares at $0.10 per share to non-affiliated private investors. We relied upon Section 4(2) of the Securities Act of 1933 (the "Act"). Each prospective investor was given a private placement memorandum designed to disclose all material aspects of an investment in Palomar, including the business, management, offering details, risk factors and financial statements. Each investor also completed a subscription confirmation letter and private placement subscription agreement whereby the investors certified that they were purchasing the shares for their own accounts, with investment intent and that each investor was either "accredited", or were "sophisticated" purchasers, having prior investment experience or education, and having adequate and reasonable opportunity and access to any corporate information necessary to make an informed investment decision. This offering was not accompanied by general advertisement or general solicitation and the shares were issued with a Rule 144 restrictive legend.

Under the Securities Act of 1933, all sales of an issuers' securities or by a shareholder, must either be made (a) pursuant to an effective registration statement filed with the SEC, or (b) pursuant to an exemption from the registration requirements under the 1933 Act.

Rule 144 under the 1933 Act sets forth conditions which if satisfied, permit persons holding control securities (affiliated shareholders, i.e., officers, directors or holders of at least ten percent of the outstanding shares) or restricted securities (non-affiliated shareholders) to sell such securities publicly without registration. Rule 144 sets forth a holding period for restricted securities to establish that the holder did not purchase such securities with a view to distribute. Under Rule 144, several provisions must be met with respect to the sales of control securities at any time and sales of restricted securities held between one and two years. The following is a summary of the provisions of Rule 144: (a) Rule 144 is available only if the issuer is current in its filings under the Securities an Exchange Act of 1934. Such filings include, but are not limited to, the issuer's quarterly reports and annual reports; (b) Rule 144 allows resale of restricted and control securities after a one year hold period, subjected to certain volume limitations, and resales by non-affiliates holders without limitations after two years; (c) The sales of securities made under Rule 144 during any three-month period are limited to the greater of: (1) 1% of the outstanding common stock of the issuer; or (2) the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.

On November 30, 2000, the Board of Directors authorized a forward stock split of 80 for 1 resulting in a total of 9,440,000 shares of common stock issued and outstanding.


                                    EXHIBITS

Exhibit 1      Underwriting Agreement                                   None
Exhibit 2      Plan of acquisition, reorganization or liquidation       None
Exhibit 3(i)   Articles of Incorporation and Amendment                  Included Previously
Exhibit 3(ii)  Bylaws                                                   Included Previously
Exhibit 4      Instruments defining the rights of holders               None
Exhibit 5      Opinion re: Legality                                     Included
Exhibit 8      Opinion re: Tax Matters                                  None
Exhibit 9      Voting Trust Agreement                                   None
Exhibit 10     Material Contracts                                       None
Exhibit 11     Statement re: computation of per share earnings          See Financials
Exhibit 13     Annual or Quarterly Reports                              None
Exhibit 15     Letter on unaudited interim financial information        None
Exhibit 16     Letter on change of certifying accountant                None
Exhibit 21     Subsidiaries of the registrant                           None
Exhibit 23     Consent of experts and counsel                           Included
Exhibit 24     Power of Attorney                                        None
Exhibit 25     Statement of eligibility of trustee                      None
Exhibit 26     Invitations for competitive bids                         None

                                  UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement to:

        1. Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        2. Reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

        3. Include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and that the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or other controlling persons in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of San Diego, state of California, on April 14, 2001.

                                        Palomar Enterprises, Inc.



                                        By /s/ Anthony Wiser
                                          --------------------------------------
                                          Anthony Wiser, President & Director
                                          (Principal Executive Officer)



In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and dates stated.


/s/ Anthony Wiser                       April 14, 2001
----------------------------------      ------------------
Anthony Wiser                           Date
President & Director
(Principal Executive Officer)


/s/ Terry Westergard                    April 14, 2001
----------------------------------      ------------------
Terry Westergard                        Date
Secretary, Treasurer & Director
(Principal Financial Officer,
Principal Accounting Officer)

                                     PALOMAR
                                ENTERPRISES, INC.
                          (a development stage company)

                              Financial Statements
                                       and
                                Auditor's Report

                               March 31, 2001 and
                           December 31, 2000 and 1999







                               S. W. HATFIELD, CPA
                          CERTIFIED PUBLIC ACCOUNTANTS

                     Use our past to assist your future(sm)

                            PALOMAR ENTERPRISES, INC.
                          (a development stage company)

                          INDEX TO FINANCIAL STATEMENTS


                                                                                        PAGE
                                                                                        ----
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                                      F-3

FINANCIAL STATEMENTS

   Balance Sheets
     as of March 31, 2001, December 31, 2000 and 1999                                   F-4

   Statements of Operations and Comprehensive Income for the three months ended
     March 31, 2001, for the year ended December 31, 1999 and for the period from March 10, 1999 (date of inception) through December 31, 1999, and for the period from March 10, 1999 (date of inception) through
     March 31, 2001                                                                     F-5

   Statement of Changes in Stockholders' Equity
     for the period from March 10, 1999 (date of inception) through March 31, 2001      F-6

   Statements of Cash Flows for the three months ended March 31, 2001, for the year ended December 31, 1999 and for the period from March 10, 1999 (date of inception) through December 31, 1999, and for the period from March 10,
     1999 (date of inception) through March 31, 2001                                    F-7

   Notes to Financial Statements                                                        F-9

[S. W. HATFIELD, CPA LOGO]
CERTIFIED PUBLIC ACCOUNTANTS

Member:  American Institute of Certified Public Accountants
            SEC Practice Section
            Information Technology Section
         Texas Society of Certified Public Accountants


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors and Stockholders
Palomar Enterprises, Inc.

We have audited the accompanying balance sheets of Palomar Enterprises, Inc. (a Nevada corporation and a development stage company) as of March 31, 2001, December 31, 2000 and 1999 and the related statements of operations and comprehensive income, changes in stockholders' equity and cash flows for the three months ended March 31, 2000, for the year ended December 31, 2000 and for the period from March 10, 1999 (date of inception) through December 31, 1999, respectively, and for the period from March 10, 1999 (date of inception) through March 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Palomar Enterprises, Inc. (a development stage company) as of March 31, 2001, December 31, 2000 and 1999, and the results of its operations and its cash flows for the three months ended March 31, 2000, for the year ended December 31, 2000 and for the period from March 10, 1999 (date of inception) through December 31, 1999, respectively, and for the period from March 10, 1999 (date of inception) through March 31, 2001, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company has no viable operations or significant assets since inception and is dependent upon significant shareholders to provide sufficient working capital to maintain the integrity of the corporate entity. These circumstances create substantial doubt about the Company's ability to continue as a going concern. The financial statements do not contain any adjustments that might result from the outcome of these uncertainties.



                                         S. W. HATFIELD, CPA
Dallas, Texas
March 29, 2001

                      Use our past to assist your future(sm)

(secure mailing address)                   (overnight delivery/shipping address)
P. O. Box 820395                               9002 Green Oaks Circle, 2nd Floor
Dallas, Texas  75382-0395                               Dallas, Texas 75243-7212
214-342-9635 (voice)                                          (fax) 214-342-9601
800-244-0639                                                      SWHCPA@aol.com

                            PALOMAR ENTERPRISES, INC.
                          (a development stage company)
                                 BALANCE SHEETS
                   March 31, 2001, December 31, 2000 and 1999


                                                          March 31,    December 31,  December 31,
                                                            2001          2000           1999
                                                          ---------    ------------  -----------
                                     ASSETS
CURRENT ASSETS
  Cash and cash equivalents                                $ 3,515       $ 5,494       $     --
                                                           -------       -------       --------

    TOTAL CURRENT ASSETS                                     3,515         5,494             --
                                                           -------       -------       --------

TOTAL ASSETS                                               $ 3,515       $ 5,494       $     --
                                                           =======       =======       ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable - trade                                 $    --       $    --       $     --
                                                           -------       -------       --------

    TOTAL CURRENT LIABILITIES                                   --            --             --
                                                           -------       -------       --------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
  Common stock - $0.001 par value
   50,000,000 shares authorized
   9,440,000, 9,400,000, and -0-
   shares issued and outstanding,
     respectively                                            9,440         9,440             --
  Additional paid-in capital                                 2,360         2,360             --
  Deficit accumulated during the development phase          (8,285)       (6,306)            --
                                                           -------       -------       --------

    TOTAL STOCKHOLDERS' EQUITY                               3,515         5,494             --
                                                           -------       -------       --------

TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY                                     $ 3,515       $ 5,494       $     --
                                                           =======       =======       ========


The accompanying notes are an integral part of these financial statements.

                            PALOMAR ENTERPRISES, INC.
                          (a development stage company)
                STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
                      Three months ended March 31, 2001 and
                        Year ended December 31, 2000 and
  Period from March 10, 1999 (date of inception) through December 31, 1999 and
     Period from March 10, 1999 (date of inception) through March 31, 2001


                                                                                              Period from
                                                                                             March 10, 1999
                                           Three months                                    (date of inception)
                                              ended          Year ended       Year ended         through
                                            March 31,        December 31,     December 31,      March 31,
                                              2001              2000             1999             2001
                                           -----------       -----------      -----------   ----------------
REVENUES                                   $        --       $        --       $       --      $        --
                                           -----------       -----------       ----------      -----------

OPERATING EXPENSES
  General and administrative expenses            1,979             6,306               --            8,285
                                           -----------       -----------       ----------      -----------

    TOTAL OPERATING EXPENSES                     1,979             6,306               --            8,285
                                           -----------       -----------       ----------      -----------

LOSS FROM OPERATIONS                            (1,979)           (6,306)              --           (8,285)

OTHER INCOME                                        --                --               --               --
                                           -----------       -----------       ----------      -----------

LOSS BEFORE PROVISION
  FOR INCOME TAXES                              (1,979)           (6,306)              --           (8,285)

PROVISION FOR INCOME TAXES                          --                --               --               --
                                           -----------       -----------       ----------      -----------

NET LOSS                                        (1,979)           (6,306)              --           (8,285)

OTHER COMPREHENSIVE INCOME                          --                --               --               --
                                           -----------       -----------       ----------      -----------

COMPREHENSIVE LOSS                         $    (1,979)      $    (6,306)      $       --      $    (8,285)
                                           ===========       ===========       ==========      ===========

Net loss per weighted-average
  share of common stock
  outstanding, calculated on
  Net Loss - basic and fully diluted               nil               nil              nil              nil
                                           ===========       ===========       ==========      ===========

Weighted-average number
  of shares of common
  stock outstanding                          9,440,000         4,838,033               --        3,489,108
                                           ===========       ===========       ==========      ===========


The accompanying notes are an integral part of these financial statements.

                            PALOMAR ENTERPRISES, INC.
                          (a development stage company)
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
      Period from March 10, 1999 (date of inception) through March 31, 2001


                                                                                       Deficit
                                                                                     accumulated
                                              Common Stock            Additional     during the
                                        ------------------------        paid-in      development
                                          Shares         Amount         capital         phase            Total
                                        ---------      ---------      ----------     ------------     ---------
BALANCES AT DECEMBER 31, 1999                  --      $       -      $       -      $        -       $       -

Shares issued for services
  in March 2000                            60,000             60          5,940              --           6,000
Effect of 80 for 1 forward
  stock split on November 30, 2000      4,740,000          4,740         (4,740)             --              --

Private placement of common
  stock in September 30, 2000              58,000             58          5,742              --           5,800
Effect of 80 for 1 forward
  stock split on November 30, 2000      4,582,000          4,582         (4,582)             --              --

Net loss for the year                          --             --             --          (6,306)         (6,306)
                                        ---------      ---------      ---------       ---------       ---------

BALANCES AT DECEMBER 31, 2000           9,440,000          9,440          2,360          (6,306)          5,494

Net loss for the period                        --             --             --          (1,979)         (1,979)
                                        ---------      ---------      ---------       ---------       ---------

BALANCES AT MARCH 31, 2001              9,440,000      $   9,440      $   2,360       $  (8,285)      $   3,515
                                        =========      =========      =========       =========       =========



The accompanying notes are an integral part of these financial statements.

                            PALOMAR ENTERPRISES, INC.
                          (a development stage company)
                            STATEMENTS OF CASH FLOWS
                      Three months ended March 31, 2001 and
                        Year ended December 31, 2000 and
  Period from March 10, 1999 (date of inception) through December 31, 1999 and
     Period from March 10, 1999 (date of inception) through March 31, 2001


                                                                                        Period from
                                                                                       March 10, 1999
                                         Three months                                (date of inception)
                                             ended      Year ended      Year ended        through
                                           March 31,    December 31,    December 31,      March 31,
                                              2001          2000            1999            2001
                                         ------------   -----------     -----------    ----------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss for the period                   $(1,979)      $(6,306)      $       --        $(7,743)
  Adjustments to reconcile net loss
    to net cash provided by operating
    activities
      Depreciation                               --            --               --             --
      Common stock issued for services           --         6,000               --          6,000
                                            -------       -------       ----------        -------

NET CASH USED IN OPERATING ACTIVITIES        (1,979)         (306)              --         (1,743)
                                            -------       -------       ----------        -------


CASH FLOWS FROM INVESTING ACTIVITIES             --            --               --             --
                                            -------       -------       ----------        -------


CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from sales of common stock            --         5,800               --          5,800
                                            -------       -------       ----------        -------

NET CASH USED IN FINANCING ACTIVITIES            --         5,800               --          5,800
                                            -------       -------       ----------        -------

INCREASE (DECREASE) IN CASH                  (1,979)        5,494               --          4,057

Cash at beginning of period                   5,494            --               --             --
                                            -------       -------       ----------        -------

CASH AT END OF PERIOD                       $ 3,515       $ 5,494       $       --        $ 4,057
                                            =======       =======       ==========        =======

SUPPLEMENTAL DISCLOSURE OF
  INTEREST AND INCOME TAXES PAID
    Interest paid for the period            $    --       $    --       $       --        $    --
                                            =======       =======       ==========        =======
    Income taxes paid for the period        $    --       $    --       $       --        $    --
                                            =======       =======       ==========        =======



The accompanying notes are an integral part of these financial statements.

                            PALOMAR ENTERPRISES, INC.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS


NOTE A - ORGANIZATION AND DESCRIPTION OF BUSINESS

Palomar Enterprises, Inc. (Company) was incorporated on March 10, 1999 in accordance with the laws of the State of Nevada. The Company was formed for the purpose of developing an aircraft service company for private aircraft owners that would offer on-site preventative maintenance and repair services. The Company has had no substantial operations or substantial assets since inception.

Due to the lack of sustaining operations from inception, the Company is considered in the development stage and, as such, has generated no significant operating revenues and has incurred cumulative operating losses of approximately $8,300. Accordingly, the Company is fully dependent upon its current management and/or significant stockholders to provide sufficient working capital to preserve the integrity of the corporate entity during this phase. It is the intent of management and significant stockholders to provide sufficient working capital necessary to support and preserve the integrity of the corporate entity.

The Company follows the accrual basis of accounting in accordance with generally accepted accounting principles and has a year-end of December 31.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.  Cash and cash equivalents

    The Company considers all cash on hand and in banks, including accounts in book overdraft positions, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

2   Organization costs

    The Company has adopted the provisions of AICPA Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities" whereby all organizational and initial costs incurred with the inception and initial capitalization of the Company were charged to operations as incurred.

3.  Research and development expenses

    Research and development expenses are charged to operations as incurred.

4.  Advertising expenses

    Advertising and marketing expenses are charged to operations as incurred.

                            PALOMAR ENTERPRISES, INC.
                          (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

5.  Income Taxes

    At March 31, 2001, the Company has a net operating loss carryforward for income tax purposes of approximately $3,500. If this carryforward is not fully utilized, it will begin to expire in 2019. As of March 31, 2001, December 31, 2000 and 1999, respectively, the deferred tax asset related to the Company's net operating loss carryforward is fully reserved.

6.  Earnings (loss) per share

    Basic earnings (loss) per share is computed by dividing the net income
    (loss) by the weighted-average number of shares of common stock and common stock equivalents (primarily outstanding options and warrants). Common stock equivalents represent the dilutive effect of the assumed exercise of the outstanding stock options and warrants, using the treasury stock method. The calculation of fully diluted earnings (loss) per share assumes the dilutive effect of the exercise of outstanding options and warrants at either the beginning of the respective period presented or the date of issuance, whichever is later. As of March 31, 2001, December 31, 2000 and 1999, respectively, the Company had no warrants and/or options outstanding.


NOTE C - FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amount of cash, accounts receivable, accounts payable and notes payable, as applicable, approximates fair value due to the short term nature of these items and/or the current interest rates payable in relation to current market conditions.


NOTE D - INCOME TAXES

The components of income tax (benefit) expense for the three months ended March 31, 2001, the year ended December 31, 2000 and the period from March 10, 1999 (date of inception) through December 31, 1999, respectively, are as follows:

                        March 31,   December 31,  December 31,
                           2001         2000         1999
                        ---------   -----------   -----------
Federal:
  Current                $    --      $    --      $    --
  Deferred                    --           --           --
                         -------      -------      -------
                              --           --           --
                         -------      -------      -------
State:
  Current                     --           --           --
  Deferred                    --           --           --
                         -------      -------      -------
                              --           --           --
                         -------      -------      -------

  Total                  $    --      $    --      $    --
                         =======      =======      =======

                            PALOMAR ENTERPRISES, INC.
                          (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED


NOTE D - INCOME TAXES - CONTINUED

As of March 31, 2001, the Company has a net operating loss carryforward of approximately $3,500 to offset future taxable income. Subject to current regulations, this carryforward will begin to expire in 2019. The amount and availability of the net operating loss carryforwards may be subject to limitations set forth by the Internal Revenue Code. Factors such as the number of shares ultimately issued within a three year look-back period; whether there is a deemed more than 50 percent change in control; the applicable long-term tax exempt bond rate; continuity of historical business; and subsequent income of the Company all enter into the annual computation of allowable annual utilization of the carryforwards.

The Company's income tax expense for the three months ended March 31, 2001, the year ended December 31, 2000 and the period from March 10, 1999 (date of inception) through December 31, 1999, respectively, are as follows:

                                                         March 31,   December 31,   December 31,
                                                           2001          2000           1999
                                                         ---------   ------------   ------------
Statutory rate applied to loss before income taxes       $  (673)      $(2,144)      $     --
Increase (decrease) in income taxes resulting from:
    State income taxes                                        --            --             --
    Deferral of organizational expenses
      for tax reporting purposes                              --         1,936             --
    Other, including reserve for deferred tax asset          673           208             --
                                                         -------       -------       --------

      Income tax expense                                 $    --       $    --       $     --
                                                         =======       =======       ========

Temporary differences, consisting primarily of statutory deferrals of expenses for organizational costs and statutory differences in the depreciable lives for property and equipment, between the financial statement carrying amounts and tax bases of assets and liabilities give rise to deferred tax assets and liabilities as of March 31, 2001, December 31, 2000 and 1999, respectively:

                                        March 31,   December 31,   December 31,
                                          2001          2000          1999
                                        ---------   ------------   ------------
Deferred tax assets
  Net operating loss carryforwards      $ 1,185       $   410       $    --
  Less valuation allowance               (1,185)         (410)           --
                                        -------       -------       -------

Net Deferred Tax Asset                  $    --       $    --       $    --
                                        =======       =======       =======


NOTE E - COMMON STOCK TRANSACTIONS

On March 27, 2000, the Company amended its Certificate of Incorporation to allow for the issuance of up to 50,000,000 shares of $0.001 par value common stock from the originally authorized amount of 25,000 shares of no par value common stock. The effect of this change is reflected in the accompanying financial statements as of the first day of the first period presented.

                            PALOMAR ENTERPRISES, INC.
                          (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED


NOTE E - COMMON STOCK TRANSACTIONS - CONTINUED

On November 30, 2000, the Company's Board of Directors approved and implemented an 80 for 1 forward stock split on the issued and outstanding shares of common stock. This action caused the issued and outstanding shares to increase from 118,000 to 9,440,000. The effect of this action is reflected in the accompanying financial statements as of the first day of the first period presented.

On March 28, 2000, the Company issued an aggregate of 4,800,000 post-forward split shares (60,000 pre-forward split shares) of restricted, unregistered common stock to two officers for administrative services and services related to the development and implementation of the Company's business plan. These transactions were cumulatively valued at approximately $6,000, which approximates the "fair value" of the services provided. These amounts are charged to operations in the accompanying financial statements.

During September 2000, the Company successfully sold an aggregate 4,640,000 post-forward split shares (58,000 pre-forward split shares) of restricted, unregistered common stock for gross proceeds of $5,800, pursuant to a private placement memorandum to non-affiliated private investors. The Company relied upon Section 4(2) of The Securities Act of 1933, as amended, for an exemption from registration on these shares.



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